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                                                                  Exhibit 23.2



                        Independent Auditors' Consent




The Board of Directors
OTG Software, Inc.:

We consent to the use of our report dated January 24, 2001, with respect to the consolidated balance sheets of OTG Software, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, incorporated herein by reference.



                                                          /s/ KPMG LLP


McLean, VA
February 5, 2002